UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2010

Niska Gas Storage Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34733	27-1855740
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1001 Fannin Street, Suite 2500
Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(281) 404-1890
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2010, Mr. Paul Amirault resigned from his position as the Senior Vice President of Niska Gas Storage Partners LLC (the “Company”), effective on November 15, 2010.  Concurrently with his resignation, Mr. Amirault entered into a Settlement Agreement and a Release and Confidentiality Agreement with the Company and certain of its affiliates (collectively, the “Settlement Agreement”). Pursuant to the Settlement Agreement, Mr. Amirault will receive all accrued vacation pay, wages and benefits owed, less applicable statutory deductions, up to and including November 15, 2010.  In addition, Mr. Amirault will receive CDN $300,000.00, less applicable statutory deductions, payable on January 4, 2011 and will retain his equity ownership of Niska GS Holdings US L.P. and Niska GS Holdings Canada, L.P.

The Company’s obligations under the Settlement Agreement are conditioned upon Mr. Amirault’s compliance with certain non-competition and non-solicitation obligations set forth in the Settlement Agreement.

The foregoing description is intended only as a summary of the provisions of the Settlement Agreement and is qualified in its entirety by reference to the full Settlement Agreement and the attached Release and Confidentiality Agreement, which are filed as Exhibit 10.1 to this Form 8-K and are hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1

Settlement Agreement and Release and Confidentiality Agreement, dated as of September 27, 2010, by and between Niska Partners Management ULC, Niska GS Holdings US L.P. and Niska GS Holdings Canada, L.P. and Paul Amirault.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: September 29, 2010	By:	/s/ Jason A. Dubchak
		Name:	Jason A. Dubchak
		Title:	Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1

Settlement Agreement and Release and Confidentiality Agreement, dated as of September 27, 2010, by and between Niska Partners Management ULC, Niska GS Holdings US L.P. and Niska GS Holdings Canada, L.P. and Paul Amirault.